 Table of Contents

As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIRCASTLE LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	7359	98-0444035
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
(203) 504-1020

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

David Walton, Esq.
Chief Operating Officer and General Counsel
c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
(203) 504-1020

(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

Joseph A. Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. Registration No. 333-134669

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(1)(3)
Common shares, par value $0.01 per share	$240,500,000	$25,733.50

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	$24,610 has been previously paid. $1,123.50 is being paid herewith.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-1 (Registration No. 333-134669), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on August 7, 2006 (the ‘‘Original Registration Statement’’), are incorporated by reference in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 8, 2006.

AIRCASTLE LIMITED
By:	/s/ Ron Wainshal
Name: Ron Wainshal Title: Chief Executive Officer

Signature	Title	Date

*	Chairman of the Board of Directors	August 8, 2006

Wesley R. Edens

/s/ Ron Wainshal	Chief Executive Officer	August 8, 2006

Ron Wainshal

*	Chief Financial Officer	August 8, 2006

Mark Zeidman

/s/ Aaron Dahlke	Chief Accounting Officer	August 8, 2006

Aaron Dahlke

*	Deputy Chairman of the Board of Directors	August 8, 2006

Joseph P. Adams Jr.

	Director	August 8, 2006

Ronald W. Allen

/s/ Douglas A. Hacker	Director	August 8, 2006

Douglas A. Hacker

	Director	August 8, 2006

John Z. Kukral

/s/ Ronald L. Merriman	Director	August 8, 2006

Ronald L. Merriman

	Director	August 8, 2006

Peter Ueberroth

*By       /s/ Ron Wainshal

         Ron Wainshal

       Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Ernst & Young LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of BACK Aviation Services†
23.4	Consent of Simat Helliesen & Eichner, Inc.†
23.5	Consent of International Bureau of Aviation†
23.6	Consent of Aviation Specialists Group†
23.7	Consent of ESG Aviation Services and The Airline Monitor†
23.8	Consent of Economist Intelligence Unit†
24.1	Power of Attorney (included as part of the signature pages)†

†	Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-134669).

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